UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2006

JAVO BEVERAGE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26897	48-1264292
(State or other jurisdiction	(Commission File Number)	I.R.S. Employer
of incorporation)		Identification Number

1311 SPECIALTY DRIVE, VISTA, CA	92081
(Address of principal executive office)	(Zip Code)

(760) 560-5286 ext. 102
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosures provided in Items 2.03, 3.02 or 3.03 of this Form 8-K are hereby incorporated by reference into this Item 1.01.

Securities Purchase Agreement

On December 14, 2006, Javo Beverage Company, Inc. (“we,” the “Company,” or the “Registrant”) signed a Securities Purchase Agreement contemplating a private placement of securities, which was scheduled to be completed on December 15, 2006 (hereinafter “Securities Purchase Agreement”).

As contemplated, we completed the private placement on December 15, 2006 when we received in cash gross proceeds of $21.0 million and issued the securities.  Four fund managers purchased our securities for a total of fifteen funds under their management.

 The securities we issued were (i)  senior convertible notes in an aggregate original principal amount of $21,000,000 (hereinafter the “Notes”) that are convertible into our Common Stock; and (ii)  warrants  (hereinafter collectively “Warrants”) to purchase shares of our Common Stock, par value $0.001 per share (“Common Stock”).

The Investors have economic and legal rights that are in a senior or more advantageous position as compared with our stockholders so long as the Notes and Warrants are outstanding.

The securities sold by us may have the potential effect of restricting potential changes of control of us by third parties, except by the Investors in these securities.

The securities give the Investors other advantages over the holders of Common Stock and may be considered to otherwise dilute the holders of Common Stock.

The Notes are five-year notes that bear interest at the rate of 6.95 percent per annum, interest payable quarterly, and are payable as to principal in equal amortized monthly installments.  The monthly principal installment payment is in the amount of $388,889.

Principal installments are convertible in whole or in part as to the outstanding principal amount at the option of the holder into our Common Stock, at an initial conversion price of $1.79 per share of Common Stock, as may be adjusted under the Note (the “Conversion Price”).

The Warrants were comprised of

Five-year Series A Warrants with an initial exercise price of $1.95 per share, to purchase up to 3,519,555 shares of Common Stock for an aggregate price of $6,863,132 that become exercisable on June 15, 2007 and expire on December 15, 2011.

Five-year Series B Warrants with an initial exercise price of $ 2.24 per share, to purchase up to 3,124,999 shares of Common Stock for an aggregate price of $7,000,000 that become exercisable on June 15, 2007 and expire on December 15, 2011.

The Series C Warrants are not initially exercisable and will not become exercisable except to the extent that the Notes are prepaid by us at our option under Section 9 of the Notes.  In the event of such optional pre-payment of all or part of outstanding Note principal, three-year Series C Warrants would become exercisable to the extent of the principal prepaid.  These Series C Warrants have an initial exercise price of $1.79 per share and, if the entire initial aggregate principal amount of $21,000,000 were prepaid, the Series C Warrants would be exercisable to purchase up to 11,731,843 shares of Common Stock, subject to adjustment.

We agreed, in the Securities Purchase Agreement, that our Shareholder Rights Agreement by and between us and Corporate Stock Transfer, Inc. as Rights Agent, dated as of July 1, 2002 (“Shareholder Rights Agreement”), or other similar anti-takeover provision under our Certificate of Incorporation, as amended, or the laws of the State of Delaware shall not become applicable to any of the Investors as a result of the transactions contemplated by the Securities Purchase Agreement.

Registration Rights Agreement

We also entered into a Registration Rights Agreement dated as of December 15, 2006 by and among us and the investors identified on the signature pages thereto (“Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, we agreed to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 relating to the resale of the Common Stock issuable upon exercise of the Notes and Warrants, and as interest on the Notes.  We will pay all expenses incurred in connection with the registration of the shares of Common Stock.

Senior Convertible Notes

The Notes will mature on December 15, 2011 (the “Maturity Date”).  The amount payable at maturity of each Note is the unpaid principal amount, if any, plus accrued interest thereon.

Interest accrues daily on the principal amount of the Notes at a rate of 6.95% per year.  Interest is payable on the first day of each calendar quarter, commencing on April 1, 2007.  We have the option to pay the interest in cash and, subject to certain conditions, may pay all or part of the interest in shares of Common Stock. Upon a conversion of interest, we would issue a number of shares of Common Stock that equals the amount of interest due divided by a market-price based amount discounted either by 12% or 15%, similar to the price that applies to monthly installments of principal as described below.  The terms for conversion of interest are found in Section 2 of the Form of Note filed as Exhibit 10.8.

The holder of a Note has the right to convert, at any time or times after the issuance date, the outstanding principal amount in whole or in part into Common Stock at $ 1.79 per share, as may be adjusted under the Note by delivering to us a Conversion Notice.  If we do not deliver the stock certificates or credit the holder’s balance account within three Trading Days after the Conversion Date, we must, in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for replacement Common Stock purchased by the holder (the “Buy-In Price”), at which point our obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor our obligation to deliver to the holder a certificate or certificates representing such Common Stock and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of common shares, times (2) the Closing Bid Price on the Conversion Date.

On the first day of each of the consecutive calendar months beginning on May 1, 2007 and ending on October 1, 2011, we are required to pay an installment of principal to the holders of the Notes in an aggregate amount of $388,889, the initial amount of the monthly installment payment we have agreed to make under the Notes. Such monthly installment amount may be reduced under certain possible circumstances pursuant to the terms of the Notes at any time, whether upon conversion, redemption or otherwise.  For each installment payment, we must deliver to all the holders of the Notes an irrevocable written notice stating our election to pay such installment amount in full on such installment date in either:

(1) Subject to satisfaction of the Equity Conditions, shares of Common Stock at a discount to an average of its market prices, calculated as follows: The amount of the discount depends upon whether the average market price of our Common Stock is above $1.00. If the average market price is above $1.00, then in such case, there is a 12% discount to the arithmetic mean of the volume weighted average trading prices of our Common Stock measured over the twenty trading days following the installment date. If the same arithmetic average of the trading prices of our Common Stock is $1.00 or less, then in such other case, the discount is 15%. An estimated amount of shares is delivered prior to each installment date with any excess or shortfall in shares being settled following the twenty trading day measuring period.  The installment payment may not be paid in stock if at such time the trading price of the stock is at or below $0.60.  The issuance of these shares at prices below the market price of the Common Stock may have a Material Adverse Effect on the future trading prices of our Common Stock; or

(2) Cash equal to the principal amount being repaid; or

(3) Any combination of (1) and (2).

On January 1, 2010 through and including March 1, 2010 (the “Holder Optional Conversion/Redemption Period”), the holder may require us to convert, or at our election to redeem, all or any portion of the Conversion Amount then remaining under the Note plus any accrued and unpaid interest on such Conversion Amount and late charges, if any, on such Conversion Amount and interest (the “Conversion/Redemption Amount”).  Provided that Equity Conditions are met, we may pay up to 70% of this redemption amount in shares of Common Stock.

The Conversion Price will be reduced in certain instances where shares of Common Stock are sold or deemed to be sold at a price less than the applicable conversion price, including the issuance of certain options, the issuance of convertible securities, or the change in exercise price or rate of conversion for options or convertible securities. The Conversion Price will be proportionately adjusted if we subdivide (by stock split, stock dividend, recapitalization or otherwise) or combine (by combination, reverse stock split or otherwise) one or more classes of its Common Stock.

The triggering events that constitute an “Event of Default” under the Notes are set forth in Section 4(a) of the Form of Note in Exhibit 10.8.

If an Event of Default occurs, and is continuing with respect to any of the Notes, the holder may require us to redeem all or a portion of the principal amount remaining on the Note.  In the event of redemption upon an Event of Default, the Notes will become due, and the holders will become entitled to receive additional amounts from us as provided for in Section 4(b) of the Form of Note, which is Exhibit 10.8 hereto.

Upon the occurrence and during the continuance of an Event of Default, interest on the Notes will accrue at a rate of 15%.  In the event we make any late payment of any amount due under the Notes, a late charge equal to 15% per annum will accrue on the late payment until paid in full.

Warrants to Purchase Common Stock

The Series A Warrants and Series B Warrants may be exercised at any time between June 15, 2007 and sixty months after the Issuance Date.

The Series C Warrants are issued and outstanding but not exercisable unless, and then only to the extent that, we redeem the Notes at our option and prior to their maturity.  The Series C Warrants may be exercised, if they become exercisable at all, not later than thirty-six (36) months after the date such warrants first shall have become exercisable.  The Series C Warrants remain in force and effect so long as any principal amount of Notes remains outstanding.

If we do not deliver the stock certificates or credit the holder’s balance account within five Business Days after we receive the exercise delivery documents, we must pay the holder cash in an amount equal to 1.0% of the product of the closing sales price of our Common Stock on the day prior to the last day on which we were allowed to deliver the shares without penalty times the number of shares of Common Stock that we did not timely deliver.  In addition, if we fail to deliver the certificate or credit the holder’s balance account within five Trading Days after we receive the exercise delivery documents, we will also be required to make certain payments to the holder to make them whole for certain trading losses the holder may incur because of the late delivery.

If a registration statement covering the shares issuable upon exercise of a Warrant is not available for the resale of the shares, upon exercise of the warrant by the holder and in lieu of making the cash payment, the holder may elect to receive the Net Number (as defined in the Warrants) of shares of our Common Stock according to the formula in the Warrants (a “Cashless Exercise”).

The exercise price will be reduced in certain instances where shares of Common Stock are sold or deemed to be sold at a price less than the applicable exercise price, including the issuance of certain options, the issuance of convertible securities, or the change in exercise price or rate of conversion for existing options or convertible securities. The exercise price will be proportionately adjusted if we subdivide (by stock split, stock dividend, recapitalization or otherwise) or combine (by combination, reverse stock split or otherwise) one or more classes of its Common stock. In the event we declare or make any dividend or other distribution of our assets to holders of our shares of Common Stock, the exercise price will be reduced by multiplying the exercise price by a fraction of which (i) the numerator is the weighted average price of our Common Stock on the trading day prior to the record date of the Distribution minus the value of the Distribution applicable to one share of our Common Stock and (ii) the denominator is the weighted average price on the trading day prior to the record date of the Distribution. The number of warrant shares into which a warrant can be exercised will be increased proportionately.

The foregoing summary of material terms of the Securities Purchase Agreement, Notes, Warrants and the Registration Rights Agreement is not complete. Each of these agreements and instruments are included as an exhibit to this Current Report on Form 8-K and are hereby incorporated by reference in response to this item.  Each of the agreements and instruments should be read in its entirety for a complete understanding of the terms and conditions of the sale and issuance of the Notes and Warrants under the Securities Purchase Agreement described above.  The description herein is qualified in its entirety by reference to the forms of documents themselves.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of the Registrant.

The disclosures provided in Items 1.01, 3.02 or 3.03 of this Form 8-K are hereby incorporated by reference into this Item 2.03.

The Notes and the other Transaction Documents are our direct financial obligations under long-term borrowings (as referenced in FASB Statement of Financial Accounting Standards No. 47 Disclosure of Long-Term Obligations (March 1981), as may be modified or supplemented).

The Notes could be accelerated, at the option of the holder, upon an Event of Default.  An Event of Default would have material adverse effects upon us and our financial condition.  The following material obligations of ours may arise as a result of an Event of Default:

(1) the holders may require us to redeem all or any portion of the Notes at a price and on the terms as provided for in Section 4(b) of the Notes which is incorporated herein by reference to Exhibit 10.8; and

(2) interest on the Notes will accrue at a rate of 15%; and

(3) an Event of Default constitutes an Equity Condition Failure, which would limit our ability to may payments in shares of Common Stock for a certain time period unless and to the extent such failure is waived by the holders.

The Transaction Documents provide for increasing the amount of our direct financial obligations under the following circumstances:

(1) In the event of a Change of Control, the holders of the Notes may require us to redeem all or any portion of the Notes for cash as set forth in Section 5 of the Form of Note which is Exhibit 10.8; and

(2) In the event of an optional Redemption of the Notes by us, we shall pay the holders of the Notes a cash amount as set forth in Section 9 of the Form of Note which is Exhibit 10.8; and

(3) In the event of an optional conversion/redemption of the Notes by the holder, which optional redemption may be made in the holder’s discretion during the period commencing on January 1, 2010 through and including March 1, 2010, the holder may require us to convert or to redeem the Note as set forth in Section 10 of the Form of Note which is Exhibit 10.8.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures provided in Items 1.01, 2.03, or 3.03 of this Form 8-K are hereby incorporated by reference into this Item 3.02.

We offered and sold the Notes and the Warrants for $21,000,000 in cash, excluding proceeds that may be realized by us upon the exercise of the Warrants.  If hypothetically all of the Series A and Series B Warrants held by the Investors were to be immediately exercised for cash without any adjustment to the exercise price having occurred, approximately 6,644,554 Warrant Shares would be issued for an aggregate of approximately $13,862,132 in cash.  To the extent we, in our discretion, were to elect to prepay any principal amount then outstanding under the Notes, as we may elect at our sole option to do under the Notes, at such moment as we obligate ourselves to prepay Notes, a corresponding portion of the Series C Warrants would immediately become exercisable, among other things.  Our option to prepay Notes is provided for in Section 9 of the Form of Note. The Notes are payable in equal installments of principal monthly over a five-year period with interest payable quarterly in arrears.  The exercise price of the Series C Warrant is initially $1.79, equal to the Conversion Price under the Notes.

Although we have received gross proceeds of $21.0 million, we do not necessarily expect to receive any proceeds from exercises of the Warrants, and no assurance is intended that any such proceeds will ever be received, as any receipt thereof is and will be entirely in the discretion of the present and future holders of the Warrants.

The actual amount that may be acquirable under the conversion of Notes and the exercise of Warrants could vary in accordance with adjustments that might be made from time to time in accordance with the terms of the Notes and Warrants.

The sale of the Notes and Warrants to the Investors was made based upon our belief that the transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, based in part upon our reliance upon the truth and accuracy of each of the representations made by the Investors in the Securities Purchase Agreement.

We agreed to pay Cowen and Company, LLC (herein “Cowen”), who acted as exclusive placement agent in connection with the private offering. We will pay, promptly after the Closing, cash placement agent fees of approximately $1.47 million, and we agreed to pay Cowen from time to time, upon the exercise in cash of the Series A and Series B Warrants, an additional amount in cash equal to 7% of gross proceeds when received by us, up to an additional approximately $0.97 million of commissions in the event that all Warrants were to be exercised in full by the Investors for cash.  We also agreed to issue and issued Cowen warrants to purchase up to 551,292 shares of our Common Stock.

Item 3.03 Material Modification to Rights of Security Holders

The disclosures provided in Items 1.01, 2.03 or 3.02 of this Form 8-K are hereby incorporated by reference into this Item 3.03.

Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, other than Permitted Dividends and Redemptions (as defined in Section 30(kk) the Form of Note which is Exhibit 10.8), we shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of at least two-thirds (2/3rds) of the aggregate principal amount of the Notes then outstanding.

The Securities Purchase Agreement also contains a covenant whereby we agree to render our Shareholder Rights Agreement and all similar anti-takeover provisions inapplicable to any of the Investors to the extent the Shareholder Rights Plan applies as a result of the securities issued on December 15, 2006 or pursuant to the transactions contemplated by the Securities Purchase Agreement, the Registration Rights Agreement, the Notes or the Warrants.

Item 7.01 Regulation FD Disclosure

On December 15, 2006, we issued a News Release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, relating to our issuance and sale of the Notes and Warrants pursuant to the Securities Purchase Agreement.

RISK FACTORS AND FORWARD-LOOKING STATEMENTS

Any statements set forth in this report that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and all statements about plans or expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties regarding the sale and issuance of the Notes and Warrants in the private offering may detract from the value of our Common Stock.  These risks and uncertainties include, but are not limited to, the potential dilution of the holders of our Common Stock upon the conversion of the Notes or the exercise of the Warrants, or upon the issuance of Common Stock as interest for the Notes, uncertainty as to the impact of the private offering on us and its financial results, adverse financial reporting and accounting consequences of the private offering, uncertainty as to future profitability, if any, adverse consequences of the private offering upon any future profitability, the impact of change of control provisions contained in the Notes which may reduce the likelihood of a change of control of us by persons other than the holders of the Notes, penalties or late charges that we may incur under the terms of the Notes, including those that may be incurred upon an event of default, the seniority of the rights of the holders of the Notes to those of the holders of our Common Stock, restrictions imposed by the Notes on our ability to borrow money, pledge assets, or pay dividends and distributions, and our obligations under the Registration Rights Agreement and potential penalties for failure to comply with those obligations.  The potential risks and uncertainties also include, but are not limited to, such factors as effects of existing rules of and any changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the challenges in the hiring and retention of qualified personnel in a competitive labor market, difficulties managing and integrating growing operations, potential cost increases, uncertain demand for and acceptance of our products, uncertain results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders, product returns, product liability, and other potential adverse business, industry or economic conditions or adverse changes in current or expected industry, business or economic conditions, business disruptions, epidemics, health advisories, disasters, wars or potential future effects of the tragic events of September 11, 2001, fluctuations in market prices of our Common Stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental, regulatory or litigation matters, or any matters involving contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of

2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties, and costs, of protecting proprietary rights, work stoppages, labor issues, inventory obsolescence and, manufacturing facilities and processes, and other difficulties managing growth, including in the maintenance of internal controls, information systems, and training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in our most recent Form 10-KSB and subsequent Forms 10-QSB and 10-Q reports filed by us with the SEC. Additional risk factors shall be identified from time to time in our future filings. We do not undertake to supplement or correct any information in this report that is or becomes incorrect.

Item 8.01 Other Information

On December 14, 2006, we delivered a Disclosure Schedule pursuant to the Securities Purchase Agreement set forth in Exhibit 10.8, which by this reference is incorporated into and deemed filed with this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The Exhibit Index, immediately following the signature page to this report is incorporated herein by reference.

8

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVO BEVERAGE COMPANY, INC.
(Registrant)

Date December 18, 2006

/s/ William E. Marshall
(Signature)

William E. Marshall, General Counsel, Senior Executive Vice President of Operations and Secretary
(Name and Title)

Exhibit Index

Ex. No.	Description

10.6

Securities Purchase Agreement dated as of December 14, 2006, including Exhibits D, E, F and G (Exhibits A, B-1, B-2, B-3 and C are filed respectively as Exhibits 10.8, 10.9, 10.10, and 10.11 to this Report) and Disclosure Schedules, by and between the Company and each of the following investors: Capital Ventures International LP; Fort Mason Master, LP; Fort Mason Partners. LP; JGB Capital Offshore, Ltd.; JGB Capital, LP; Scoggin International Fund, Ltd.; Scoggin Capital Management, LP II; Seneca Capital International, Ltd.; Seneca Capital LP; Guggenheim Portfolio Company XII LLC; Gracie Capital International, Ltd.; Gracie Capital LP; Enable Growth Partners LP, Enable Opportunity Partners LP; and Pierce Diversified Strategy Master Fund LLC (each an Investor and all collectively the “Investors”).

10.7	Form of Registration Rights Agreement dated as of December 15, 2006 between the Company and the Investors as defined under the Securities Purchase Agreement set forth in Exhibit 10.6.

10.8	Form of Senior Convertible Notes dated as of December 15, 2006 issued to the Investors under the Securities Purchase Agreement of even date, in the following respective original principal amounts:

Capital Ventures International LP	$6,000,006.61

Fort Mason Master, LP	$5,165,048.58

Fort Mason Partners. LP	$334,948.38

JGB Capital Offshore, Ltd.	$249,998.56

JGB Capital, LP	$1,000,004.98

Scoggin International Fund, Ltd.	$624,999.98

Scoggin Capital Management, LP II	$624,999.98

Seneca Capital International, Ltd.	$787,499.76

Seneca Capital LP	$399,998.77

Guggenheim Portfolio Company XII LLC	$62,499.64

Gracie Capital International, Ltd.	$462,498.41

Gracie Capital LP	$787,499.76

Enable Growth Partners LP	$3,824,999.09

Enable Opportunity Partners LP	$449,998.84

Pierce Diversified Strategy Master Fund LLC	$224,999.42

10.9

Form of Series A Warrants issued as of December 15, 2006 to the Investors under the Securities Purchase Agreement of even date and issued to Cowen and Company LLC under its fee arrangement with us, and, at an exercise price of $1.95 per share (except as otherwise expressly noted below), to purchase shares of common stock in the following respective initial amounts:

Capital Ventures International LP	1,005,588

Fort Mason Master, LP	865,651

Fort Mason Partners. LP	56,137

JGB Capital Offshore, Ltd.	41,899

JGB Capital, LP	167,599

Scoggin International Fund, Ltd.	104,749

Scoggin Capital Management, LP II	104,749

Seneca Capital International, Ltd.	131,983

Seneca Capital LP	67,039

Guggenheim Portfolio Company XII LLC	10,475

Gracie Capital International, Ltd.	77,514

Gracie Capital LP	131,983

Enable Growth Partners LP	641,061

Enable Opportunity Partners LP	75,419

Pierce Diversified Strategy Master Fund LLC	37,709

Cowen and Company, LLC	105,586

Cowen and Company, LLC	351,955*	(*These Warrants have an exercise price of $1.79.)

10.10

Form of Series B Warrants issued as of December 15, 2006 to the Investors under the Securities Purchase Agreement of even date and issued to Cowen and Company LLC under its fee arrangement, at an exercise price of $2.24 per share, to purchase shares of the Company’s common stock in the following respective initial amounts:

Capital Ventures International LP	892,858

Fort Mason Master, LP	768,608

Fort Mason Partners. LP	49,844

JGB Capital Offshore, Ltd.	37,202

JGB Capital, LP	148,810

Scoggin International Fund, Ltd.	93,006

Scoggin Capital Management, LP II	93,006

Seneca Capital International, Ltd.	117,187

Seneca Capital LP	59,524

Guggenheim Portfolio Company XII LLC	9,301

Gracie Capital International, Ltd.	68,824

Gracie Capital LP	117,187

Enable Growth Partners LP	569,196

Enable Opportunity Partners LP	66,964

Pierce Diversified Strategy Master Fund LLC	33,482

Cowen and Company, LLC	93,750

10.11

Form of Series C Warrant issued as of December 15, 2006 to the Investors under the Securities Purchase Agreement of even date to the following respective initial amounts of shares of the Company’s common stock:

Capital Ventures International LP	3,351,959

Fort Mason Master, LP	2,885,502

Fort Mason Partners. LP	187,122

JGB Capital Offshore, Ltd.	139,664

JGB Capital, LP	558,662

Scoggin International Fund, Ltd.	349,162

Scoggin Capital Management, LP II	349,162

Seneca Capital International, Ltd.	439,944

Seneca Capital LP	223,463

Guggenheim Portfolio Company XII LLC	34,916

Gracie Capital International, Ltd.	258,379

Gracie Capital LP	439,944

Enable Growth Partners LP	2,136,871

Enable Opportunity Partners LP	251,396

Pierce Diversified Strategy Master Fund LLC	125,698

99.1	Press Release dated December 15, 2006.